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                            PHOENIX TECHNOLOGIES LTD.

                     SEVERANCE AGREEMENT AND MUTUAL RELEASE

     This Severance Agreement and Mutual Release ("Agreement") is made by and between Phoenix Technologies Ltd., (the "Company"), and David Frodsham ("Executive").

     WHEREAS, the Company currently employs Executive as Chief Operating
Officer;

     WHEREAS, the Company and Executive wish to provide for the terms of Executive's (i) separation of employment, and (ii) to release each other from any claims arising from or related to Executive's employment relationship with the Company;

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as "the Parties") hereby agree as follows:

     1. TERMINATION OF EMPLOYMENT. Executive hereby acknowledges termination of his employment effective upon October 6, 1999 (the "Termination Date").

     2. TRANSITION PERIOD. For the period from August 28, 1999 until the Termination Date, Executive will take vacation. The Parties agree that Executive's use of vacation from August 28, 1999 to the Termination Date will exhaust any of his vacation balance remaining and Executive will be granted additional vacation hours for this period if his balance at the commencement of this period is inadequate.

     3. CONSIDERATION. As consideration for Executive entering into and not revoking this Agreement, the Company agrees to provide Executive with the following benefits:

        (a) POST-TERMINATION SALARY PAYMENTS. For the period of three months following the Termination Date (the "Severance Benefits Period"), Executive will continue to be paid his base salary at $250,000 according the Company's payroll practices. Such payment will be made from the Phoenix location specified by Executive. In January 2000, Executive will receive a lump sum payment of $312,500, representing fifteen months of pay at his base rate of compensation.

        (b) STOCK OPTION VESTING. Executive currently holds various stock option agreements pursuant to option grants, including two grants effective October 1, 1998 covering 400,000 and 200,000 shares, respectively. Executive hereby agrees to rescind and disclaim rights under the option agreement on 200,000 shares. Aside from the option on 200,000 shares hereby disclaimed, immediately on the Termination Date, any other options that would vest during the eighteen months of the Severance Benefits Period will vest immediately and may be exercised at any time during the Severance Benefits Period.

        (c) BENEFITS. During the Severance Benefits Period, all benefits that Executive receives, including without limitation pension, medical, dental and/or vision continuation benefits under COBRA, will continue and Executive will only be required to pay the same premium as he would pay as an active employee with identical coverage, and the Company will pay the balance of any COBRA premiums.

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        (d) ANNUAL BONUSES. Executive's FY 1999 bonus will be paid in an amount that is the greater of $100,000 or the actual amount earned (once determined) promptly upon payment of FY'99 annual bonuses to other executives of the Company or as the Parties agree under Section 7 of this Agreement. Except for the bonus paid under the preceding sentence, Executive will not receive additional bonuses of any kind after the Termination Date.

        (e) RELOCATION AND OTHER COMMITMENTS. Until the end of the Severance Benefits period, Executive will continue to be eligible to receive tbe relocation and other benefits Executive receives under the letters signed by the Company dated 24 June, 1997 and 13 November, 1998, and attached hereto as Exhibits A and B. The Company agrees to pay for the reasonable costs incurred by Executive and approved in advance by Company for shipping his car, family and personal effects to Europe.

        (f) PUBLIC ANNOUNCEMENTS. The Parties agree that the Company will, promptly after this Agreement is fully executed, announce to the public Executive's departure from employment, the wording of such announcement to be pre-approved by the Parties. In any additional public announcements or reference checks, the Company will state that Executive departed the Company to "pursue other interests", or words to that effect.

     4. PAYMENT OF SALARY AND BENEFITS. Except as otherwise set forth in this Agreement, Executive and the Company acknowledge acknowledges and represents that the Company has settled all salary, wages, accrued vacation, tax equalization payments and any and all other benefits due to Executive as of the Effective Date.

     5. RELEASE OF CLAIMS. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date, including, without limitation,

        (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

        (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company;

        (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

        (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in


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Employment Act of 1967, the Americans with Disabilities Act of 1990, and the
California Fair Employment and Housing Act;

        (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

         (f) any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Executive further acknowledges that he has been advised by this writing that (i) he should consult with an attorney PRIOR to executing this Agreement; (ii) he has at least twenty-one (21) days within which to consider this Agreement; (iii) he has at least seven (7) days following the execution of this Agreement by the Parties a sole right to revoke the Agreement; and (iv) this Agreement will not be effective until the revocation period has expired; and

        (g) any and all claims for attorneys' fees and costs.

     The Company and Executive agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

   The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

   The Parties, being aware of said Code Section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     6. CONFIDENTIALITY. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

     7. TAX CONSEQUENCES. The Company agrees to structure payments to Executive under this Agreement in a fashion that improves the tax impact of these benefits on Executive, including reasonably altering the timing and location of payments of the various sums contemplated hereunder. The Company makes no representations or warranties with respect to the tax consequences of the payments of any sums to Executive under the terms of this Agreement. The Company will withhold sums from Executive's compensation hereunder sufficient to satisfy the Company's withholding obligations. Executive agrees and understands that he is responsible for payment, if any, of local,


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state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. The Company agrees to reimburse Executive reasonable expenses of a Tax Advisor to implement the objectives of this Section 7.

     8. NO ADMISSION OF LIABILITY. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

     9. COSTS. The Parties will each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

    10. Arbitration and Equitable Relief.

        (a) The Parties hereto agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof will be settled by arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

        (b) The arbitrator will apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the Parties are participants.

        (c) The Company and Executive will each pay one-half of the costs and expenses of such arbitration, and will separately pay its counsel fees and expenses.

        (d) THE PARTIES HERETO HAVE READ AND UNDERSTAND SECTION 9, WHICH DISCUSSES ARBITRATION. THE PARTIES HERETO UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUT1ON OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                (i) (ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL


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INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND
DEFAMATION.

                (ii)(ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, ET SEQ;

                (iii) (ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

    11. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through his to bind them to the terms and conditions of this Agreement.

    12. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

    13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

    14. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment transition and eventual separation from the Company, and supersedes, replaces and fully discharges all obligations under any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company, including the Offer Letter from the Company to Executive dated November 13, 1998 and Exhibits A and B. With the exception of the Change of Control provisions referenced in Section 3(b), the terms of Executive's stock option agreements are not intended to be superseded by this Agreement.

    15. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Executive and an authorized representative of the Company.

    16. EFFECTIVE DATE. This Agreement is effective seven days after it has been signed by the Parties.

    17. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.


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    18. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a) They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                                 Phoenix Technologies Ltd.



Dated:  August 13, 1999                          By /s/ Albert E. Sisto
                                                    -------------------------




                                                 Executive, an individual



Dated:  August 13, 1999                          /s/ D. Frodsham
                                                 -----------------------------
                                                 David Frodsham


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